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                                                                      EXHIBIT 11

Interiors, Inc.
Computation of weighted average number of shares outstanding for the three and nine months ended March 31, 1999

                                                    Class A &
                                                      Class B    Shares vs.        Weighted      Weighted
                                                       Common     Note Rec.           Basic       Diluted
                                                        (000)         (000)            (000)         (000)

Total Common Shares outstanding at June 30, 1998       21,720
Escrow shares at June 30, 1998                         (6,250)
Common Shares vs. Note Receivable at June 30, 1998       (980)

Class A Common and Class B Common for EPS at
June 30, 1998                                          14,490           980          15,007         15,007

Additional Common Shares                               13,432                         7,693          7,693
Additional Common Shares vs. Note Receivable                          1,475
Stock Options and Warrants                                                                           1,907

Class A Common and Class B Common at March 31,
1999                                                   27,922         2,455          22,700         24,607

Common Shares vs. Note Receivable at March 31,
1999                                                    2,455
Escrow shares at March 31, 1999                             0
Total Common Shares outstanding at March 31, 1999      30,377



                                                    Class A &
                                                      Class B    Shares vs.        Weighted      Weighted
                                                       Common     Note Rec.           Basic       Diluted
                                                        (000)         (000)           (000)         (000)

Total Common Shares outstanding at June 30, 1998       21,720
Escrow shares at June 30, 1998                         (6,250)
Common Shares vs. Note Receivable at June 30, 1998       (980)

Class A Common and Class B Common for EPS at
June 30, 1998                                          14,490           980          13,224        13,224

Additional Common Shares                               13,432                         6,047         6,047
Additional Common Shares vs. Note Receivable                          1,475
Stock Options and warrants                                                                          1,392

Class A Common and Class B Common at March 31,
1999                                                   27,922         2,455          19,271        20,663

Common Shares vs. Note Receivable at March 31,
1999                                                    2,455
Escrow shares at March 31, 1999                             0
Total Common Shares outstanding at March 31,           30,377
1999